LOAN AND SECURITY AGREEMENT
                           ---------------------------



         This LOAN AND SECURITY AGREEMENT dated as of the 1st day of February, 2002 (the "Agreement"), is executed by and between ARLINGTON HOSPITALITY, INC., a Delaware corporation (the "Borrower"), whose address is 2355 S. Arlington Heights Road, Arlington Heights, Illinois 60005, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), whose address is 135 South La Salle Street, Chicago, Illinois 60603.

                                    RECITALS
                                    --------

         WHEREAS, Borrower has requested that Bank make a secured line of credit available to Borrower in the principal amount of Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00) to be used primarily to support the working capital and letter of credit needs of the Borrower and to fund certain construction projects of the Borrower or one or more of its Subsidiaries;

         WHEREAS, the Borrower provides management and other services to or for the benefit of its Subsidiaries and from time to time funds various construction projects for such Subsidiaries; and

         WHEREAS, the availability of such credit facilities will benefit Borrower and its Subsidiaries; and

         WHEREAS, Bank has agreed to establish the line of credit based on the terms and conditions set forth in this Agreement, the Revolving Note (as defined herein) and such other and further documents and action contemplated by this Agreement that Bank in its sole discretion may require; and

         WHEREAS, in consideration for the extension by Bank of the line of credit and the agreements of the Borrower set forth herein, the Borrower and the Bank hereby agree as follows:

1.       DEFINITIONS.
         -----------

         1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

                   "Add-On" shall be that percentage established for each fiscal quarter by reference to the Total Liabilities to Worth Ratio of the Borrower at the end of the immediately preceding fiscal quarter. The Add-On for any outstanding Loans shall change on the first day of each fiscal quarter and shall be determined as follows:


If the Total Liabilities to Worth Ratio        Then the Prime Rate       and     The LIBOR Add-On shall be:
as of the last day of the preceding            Add-On shall
fiscal quarter is:                             be:
---------------------------------------        ------------------                ------------------------
Less than or equal  to 2.0 to 1.0                       0%                        250 basis points (2.50%)
Less  than or equal  to 2.50 to 1.0,  but             0.25%                       275 basis points (2.75%)
greater than 2.0 to 1.0
Less  than or  equal  to 3.0 to 1.0,  but             0.50%                       300 basis points (3.0%)
greater than 2.51 to 1.0


                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

                  "Capital Expenditures" shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the balance sheet of the Borrower prepared in accordance with GAAP.

                  "Cendant" shall mean Cendant Finance Holding Corporation, a Delaware corporation.

                  "Cendant Agreement" shall mean that certain Royalty Sharing Agreement dated as of September 30, 2000 among Borrower, Cendant and AmeriHost Franchise Systems, Inc. ("Franchisor").

                  "Closing Date" shall mean February 1, 2002 or such later date which Borrower and the Bank shall agree.

                  "Collateral" shall have the meaning set forth in Section 6. 1.

                  "Contingent Liability" and "Contingent Liabilities" shall mean, respectively, each obligation and liability of the Borrower or any of its Subsidiaries and all such obligations and liabilities of the Borrower or any of its Subsidiaries incurred pursuant to any agreement, undertaking or arrangement by which the Borrower or any of its Subsidiaries: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other
Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

                  "Debt Service Charges" shall mean, for any period, the sum of:
(a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the aggregate amount of principal payable on Indebtedness with respect to that fiscal period, plus (c) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP, plus (d) all charges paid or payable (without duplication) during that period with respect to any Interest Rate Agreements.

                  "Default Rate" shall mean a per annum rate of interest equal to the Prime Rate plus five percent (5%) per annum.

                  "Depreciation" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the consolidated financial statement of Borrower and its Subsidiaries and determined in accordance with GAAP.

                  "EBITDA" shall mean, for any period, the sum of the following:
(a) Net Income (excluding extraordinary and unusual items and income or loss attributable to equity in any affiliated corporation or Subsidiary but including net deferred incentive fees due from Cendant pursuant to the Cendant Agreement) for such period, plus (b) Interest Charges, plus (c) income taxes payable or accrued, plus (d) Depreciation for such period, plus (e) all other non-cash charges, minus (f) that portion of net income arising out of the sale of assets outside of the ordinary course of business (to the extent not previously excluded under clause (a) of this definition), in each case to the extent included in determining Net Income for such period.

                  "Employee Plan" includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrower and/or any of its Subsidiaries described from time to time in the financial statements of the Borrower and any pension plan, welfare plan, defined benefit pension plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrower and/or any of its Subsidiaries or to which the Borrower is a party or may have any liability or by which the Borrower and/or any of its Subsidiaries is bound.

                  "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances. pollution and environmental matters, as now or at any time hereafter in effect, applicable to the business or facilities owned or operated by the Borrower or any of its subsidiaries, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment. storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" shall mean any of the events or conditions set forth in Section 11 hereof.

                  "GAAP" shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied with prior periods, provided, however, that GAAP with respect to any interim financial statements or reports shall be deemed subject to fiscal yearend adjustments and footnotes made in accordance with GAAP.

                  "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

                  "Indebtedness" shall mean at any time (a) all Liabilities of the Borrower or any of its Subsidiaries, (b) all Capital Lease obligations of the Borrower or any of its Subsidiaries, (c) all other debt, secured or unsecured, created, issued, incurred or assumed by the Borrower or any of its Subsidiaries for money borrowed or for the deferred purchase price of any fixed or capital asset, (d) indebtedness secured by any Lien existing on property owned by the Borrower or any of its Subsidiaries whether or not the Indebtedness secured thereby has been assumed, and (e) all

Contingent Liabilities of the Borrower or any of its Subsidiaries whether or not reflected on its balance sheet.

                  "Indemnified Party" and "Indemnified Parties" shall mean, respectively, each of the Bank and any parent corporations, affiliated corporations or subsidiaries of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

                   "Interest Period" shall mean, with regard to any LIBOR Loan, successive one, two or three month periods as selected from time to time by the Borrower by notice given to the Bank not less than three Business Days prior to the first day of each respective Interest Period; provided, however, that: (i) each such Interest Period occurring after the initial Interest Period of any LIBOR Loan shall commence on the day on which the preceding Interest Period for such LIBOR Loan expires, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the immediately preceding Business Day;
(iii) whenever the first day of any Interest Period occurs on a day of a month for which there is no numerically corresponding day in the calendar month in which such Interest Period terminates, such Interest Period shall end on the last Business Day of such calendar month; and (iv) the final Interest Period must be such that its expiration occurs on or before the Maturity Date.

                  "Interest Rate Agreements" shall mean any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the Borrower has no credit exposure to the Bank) to or under which the Borrower or any Subsidiary of the Borrower is a party or beneficiary.

                  "Letter of Credit" and "Letters of Credit" shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, upon the execution and delivery by the Borrower and the acceptance by the Bank of a Master Letter of Credit Agreement and an application for Letter of Credit, as set forth in SECTION 2.5 of this Agreement.

                  "Letter of Credit Obligations" shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which the Borrower has reimbursed the Bank, (iii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit which have been converted to a Revolving Loan as set forth in
SECTION 2.5, and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Bank's acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

                  "Liabilities" shall mean at all times all liabilities of the Borrower or any of its Subsidiaries that would be shown as such on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

                  "LIBOR" shall mean a rate of interest equal to the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered generally to the Bank (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period less the maximum reserve percentages for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency liabilities, or as LIBOR is otherwise determined by the Bank in its sole and absolute discretion, such rate to remain fixed for such Interest Period. The Bank's determination of LIBOR shall be conclusive, absent manifest error.

                  "LIBOR Rate" shall mean a per annum rate of interest equal to LIBOR for the relevant Interest Period (rounded upward if necessary, to the nearest 1/16 of 1.00%), which LIBOR Rate shall remain fixed during such Interest Period, plus the applicable Add-On; provided, however, that the LIBOR Loans shall never bear interests at less than five and 50/100ths percent (5.50%) per annum.


                  "LIBOR Loan" or "LIBOR Loans" shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Revolving Loans that will bear interest at the LIBOR Rate, of which at any time and from time to time, the Borrower may identify no more than advances of the Revolving Loans which will bear interest at the LIBOR Rate, of which each particular LIBOR Loan must be in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or a higher integral multiple of One Hundred Thousand and 00/100 Dollars ($100,000.00).

                  "Lien" shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process. title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

                  "Loans" shall mean, collectively, all Revolving Loans (whether Prime Loans or LIBOR Loans) made by the Bank to the Borrower and all Letter of Credit Obligations under and pursuant to this Agreement.

                  "Loan Documents" shall have the meaning set forth in Section 3.1.

                  "Loan-to-Value Ratio" shall mean (i) in respect of any individual Mortgaged Premises, the ratio of (a) Indebtedness of the Borrower or any Subsidiary secured by Lien on such Mortgaged Premises to (b) the value of the Mortgaged Premises disclosed by the appraisal of such Mortgaged Premises most recently accepted by the Bank, and (ii) in respect of all of the

Mortgaged Premises and Other Property of the Borrower and all Wholly-Owned Subsidiaries, the ratio of (a) the aggregate consolidated Indebtedness of the Borrower and all Wholly-Owned Subsidiaries secured by a Lien on any Mortgaged Premises or Other Property to (b) the aggregate value of the Mortgaged Premises and Other Property as determined by the Bank, in its sole discretion.

                  "Maturity Date" shall be the first anniversary of the Closing Date, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.

                  "Maximum Letter of Credit Obligation" shall mean the Revolving Loan Commitment less the aggregate amount of all Revolving Loans outstanding at any time.

                  "Mortgage" shall mean those second or junior mortgages or deeds of trust made by Borrower or any of its Subsidiaries in favor of the Bank, or, in the case of the Ohio Mortgage, made by the Ohio Partnership in favor of the Borrower and collaterally assigned to the Bank, on the Mortgaged Premises listed on Exhibit B attached hereto.

                  "Mortgaged   Premises"   shall   mean  the  real   estate  and
improvements described in Exhibit B attached hereto and shall include any Substitute Mortgaged Premises accepted by the Bank in substitution to any of the Mortgaged Premises in accordance with the terms of Section 6.10 of this Agreement.

                  "Net Real Property Equity" shall mean, in respect of any Mortgaged Premises, an amount equal to sixty percent (60%) of the value of such Mortgaged Premises disclosed by the appraisal of such Mortgaged Premises most recently accepted by the Bank minus the aggregate amount of any Indebtedness secured by a Lien on such Mortgaged Premises.

                  "Net Income" shall mean, with respect to any period, the amount shown opposite the caption "Net Income" or a similar caption on the financial statements of the Borrower, prepared in accordance with GAAP.

                  "Note" shall mean the  Revolving  Note  referred to in Section
4.1.

                  "Obligation" shall mean the Loans, as evidenced by the Note, all interest accrued thereon, any fees due the Bank hereunder, any expenses incurred by the Bank hereunder and any and all other liabilities and obligations of the Borrower (and of any partnership in which the Borrower is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, including, but not limited to, any Interest Rate Agreements.

                  "Obligor" shall mean the Borrower, any Subsidiary which makes a Mortgage in favor of the Bank, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

                  "Ohio   Mortgage"  means  the  Open-End   Mortgage,   Security
Agreement, Financing Statement and Assignment of Rents and Leases dated June 30, 1997 made by the Ohio Partnership in favor of the Borrower.

                  "Ohio   Partnership"   shall  mean   Middletown   592  Limited
Partnership, an Ohio limited partnership.

                  "Other Properties" shall mean any and all real property heretofore presently or hereafter, owned by Borrower or any Subsidiary, excluding the Mortgaged Premises, and any interest of any kind in improvements thereon.

                  "Person" shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "Prime Loan" or "Prime Loans" shall mean that portion, and collectively, those portions of the aggregate outstanding principal balance of the Revolving Loans that will bear interest at the Prime Rate plus the applicable Add-On; provided, however, that the Prime Loans shall never bear interest at a rate less than five and 50/100ths percent (5.50%) per annum

                  "Prime Rate" shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Bank as its Prime Rate, which is not intended to be the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate.

                  "Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

                  "Revolving Interest Rate" shall mean the Borrower's from time to time option of (i) the Prime Rate plus the applicable Add-On per annum, or
(ii) the LIBOR Rate; provided, however, that the Revolving Interest Rate shall never be less than five and 50/100ths percent (5.50%) per annum.

                  "Revolving Loan" and "Revolving Loans" shall mean, respectively, each direct advance and the aggregate of all such direct advances, from time to time in the form of either Prime Loans and/or LIBOR Loans, made by the Bank to the Borrower under and pursuant to this Agreement, as set forth in
SECTION 2.1 of this Agreement.

                  "Revolving Loan Availability" shall mean at any time, the Revolving Loan Commitment less the Letter of Credit Obligations.

                  "Revolving Loan Commitment" shall mean Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00) or, in the event (a) the Borrower requests the release of any Mortgaged Premises from the Lien of the Bank created by a Mortgage without satisfying the requirements of Section 6.10 or (b) the aggregate value of the Collateral, as determined by the Bank pursuant to the terms of this Agreement, shall decline, such lesser amount as the Bank shall determine after deducting such reserves as the Bank determines in its sole discretion.

                  "Revolving  Note" shall have the meanings set forth in Section
4.1 hereof.

                  "Senior Mortgage Indebtedness" shall mean the Indebtedness of Borrower or any Subsidiary existing on the date hereof which is disclosed on the financial statements referred to in Section 7 and secured by one of the Senior Mortgages.

                  "Senior Mortgages" shall mean those (i) first priority mortgages on the Mortgaged Premises listed on Exhibit B attached hereto or any first priority mortgage on any Substitute Mortgaged Premises accepted by the Bank in substitution for any Mortgaged Premises in accordance with the terms of
Section 6.10 of this Agreement or (ii) any other Indebtedness of Borrower or any Subsidiary existing on the date hereof which is disclosed on the financial statements referred to in Section 7 and secured by a Lien on any Other Property.

                  "Subordinated Debt" shall mean that portion of the Liabilities of the Borrower or any Subsidiary which is subordinated to the Obligations in a manner satisfactory to the Bank, including, but not limited to, right and time of payment of principal and interest.

                  "Subsidiary" and "Subsidiaries" shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which the Borrower owns directly or indirectly fifty percent (50.00%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation, (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity, or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

                  "Tangible Assets" shall mean the total of all assets appearing on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP (with Inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for Depreciation, obsolescence and amortization) less the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits held as security deposits on lease contracts, franchise fees and other similar assets, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, affiliates, officers or employees of the Borrower or any Subsidiary.

                  "Tangible Net Worth" shall mean at any time the total of Tangible Assets less Liabilities plus Subordinated Debt.

                  "Total Liabilities to Worth Ratio" shall mean a ratio of (a) consolidated Liabilities minus deferred income to (b) consolidated Tangible Net Worth plus the sum of (i) deferred taxes, (ii) deferred income, including deferred loan costs and deferred lease costs, and (iii) deposits held as security deposits on lease contracts, franchise fees and other similar assets, in each case of Borrower and its Subsidiaries.

                  "UCC" shall mean the Uniform Commercial Code in effect in Illinois from time to time.

                  "Wholly-Owned Subsidiary" shall mean any Subsidiary of which or in which the Borrower owns directly or indirectly 100% of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Persons, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Persons, if it is a trust, association or other unincorporated organization.

         1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Bank pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Bank hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower's accountants.

         1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

         1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Borrower" shall be so construed. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with SECTION 13.3 hereof. References in this Agreement to any party shall include such party's successors and permitted assigns.
References to any "Section" shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.

2.       COMMITMENT OF THE BANK.
         ----------------------

         2.1 Revolving Loans.

                  (a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as the Borrower may from time to time request until, but not including, the Maturity Date, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Borrower acknowledges that the amount of the Revolving Loan Commitment was determined by the Bank based on the Bank's analysis of the value of the Collateral as of Closing, including but not limited to the aggregate Net Real Property Equity in respect of the Mortgaged Premises which, due to the nature of such Collateral, may be difficult to establish and/or highly variable. Accordingly, notwithstanding any other term or provision hereof to the contrary, Bank has the right from time to time to periodically determine and redetermine the value of the Collateral, to establish (based on advance percentages and eligibility criteria established by the Bank and communicated to Borrower from time to time) borrowing base formulas in respect of Accounts and Equipment (as defined in the UCC) and to establish reserves, to require borrowing base certificates and to require such other actions on the part of Borrower as Bank in its discretion may deem necessary or appropriate, including but not limited to establishing reserves in the event that Net Real Property Equity in respect of the Mortgaged Premises falls below $5,500,000 at any time. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by the Borrower for the purpose of supporting the working capital needs of the Borrower and to fund certain construction projects of its Subsidiaries.

                  (b) Revolving Loan Interest and Payments. Except as otherwise provided in this SECTION 2.1(B), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Revolving Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are Prime Loans, shall be due and payable monthly, in arrears, commencing on [March 1], 2002 and continuing on the first day of each calendar month thereafter, and on the Maturity Date. Accrued and unpaid interest on the unpaid principal balance of all

         Revolving Loans outstanding from time to time which are LIBOR Loans shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Maturity Date. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

                  (c) Revolving Loan Principal Repayments.

                        (i) Mandatory Principal Prepayments. All Revolving Loans
                  hereunder shall be repaid by the Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans and Letter of Credit Obligations hereunder exceed the Revolving Loan Availability, the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess. Also, if the Borrower chooses not to convert any Revolving Loan which is a LIBOR Loan to a Prime Loan as provided in SECTION 2.3(B) and SECTION 2.3(C), then such Revolving Loan shall be immediately due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

                        (ii) Optional Prepayments. The Borrower may from time to
                  time prepay the Revolving Loans which are Prime Loans, in whole or in part, without any prepayment penalty whatsoever, subject to the following conditions: (i) each partial prepayment shall be in an amount equal to $10,000.00 or a higher integral multiple of $5,000; and (ii) any prepayment of the entire principal balance of the Prime Loans shall include accrued interest on such Prime Loans to the date of such prepayment and payment in full of all other Obligations (other than the LIBOR Loans), then due and payable.

         2.2 [INTENTIONALLY OMITTED]

         2.3 Additional LIBOR Loan Provisions.

                  (a) LIBOR Loan Prepayments. Notwithstanding anything to the contrary contained herein, the principal balance of any LIBOR Loan may not be prepaid in whole or in part at any time. If, for any reason, a LIBOR Loan is paid prior to the last Business Day of any Interest Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

                  (b) LIBOR Unavailability. If the Bank determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) United States dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the Bank shall promptly notify the Borrower thereof and, so long as the foregoing conditions continue, Revolving Loans may not be advanced as a LIBOR Loan thereafter. In addition, at the Borrower's option, each existing LIBOR Loan shall be immediately (i) converted to a Prime Loan on the last Business Day of the then existing Interest Period, or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

                  (c) Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain the LIBOR Loans, then the Bank shall promptly notify the Borrower and Revolving Loans may not be advanced as a LIBOR Loan thereafter. In addition, at the Borrower's option, each existing LIBOR Loan shall be immediately (i) converted to a Prime Loan on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

                  (d) LIBOR Loan Indemnity. If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (e) impose on the Bank any other condition regarding such LIBOR Loan or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

         2.4 Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

         2.5 Letters of Credit. Subject to the terms and conditions of this Agreement and upon the execution by the Borrower and the Bank of a Master Letter of Credit Agreement and, upon the execution and delivery by the Borrower, and the acceptance by the Bank, in its sole and absolute discretion, of an application for letter of credit, the Bank agrees to issue for the account of the Borrower out of the Revolving Loan Availability, such Letters of Credit in the standard form of the Bank and otherwise inform and substance acceptable to the Bank from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Maximum Letter of Credit Obligation and provided, further, that no Letter of Credit shall have an expiration date later than the Maturity Date. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which the Borrower has failed to reimburse the Bank upon the earlier of (i) the Bank's demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Bank, all Letter of Credit Obligations shall be converted to Prime Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

3.       CONDITIONS OF BORROWING.
         -----------------------

         Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse or make all or any portion of the Loans if any of the following conditions shall have occurred.

         3.1 Loan Documents. The Borrower shall have failed to execute and deliver to the Bank any of the following Loan Documents (collectively, the "Loan Documents"), all of which must be satisfactory to the Bank and the Bank's counsel in form, substance and execution:

                  (a) Loan Agreement. This Agreement duly executed by the Borrower.

                  (b) Revolving Note. A Revolving Note duly executed by the Borrower, in the form attached hereto as Exhibit "A".

                  (c) Mortgages. The Mortgages to and for the benefit of the Bank on each of the Mortgaged Premises, executed by Borrower or the Subsidiary of Borrower which is the record fee owner of such Mortgaged Premises, constituting a valid and perfected second lien on fee simple title to such Mortgaged Premises and the fixtures and other personal property described in the Mortgages, in form and substance acceptable to the Bank.

                  (d) Appraisals. Appraisals of each of the Mortgaged Premises prepared by an appraiser acceptable to Bank, which appraisals shall be in amounts and in form and content acceptable to the Bank.

                  (e) Title Insurance Commitments/Policies. (i) Title insurance commitments issued by First American Title Company or another title insurance company acceptable to the Bank (collectively, the "Title Insurance Company"), indicating that no judgments, tax or other liens (other than the Liens permitted under Section 8.2 and Liens in favor of the Bank) are of record or on file encumbering any portion of such Mortgaged Premises, and (ii) as of the Closing Date, for each mortgaged Premises having a "Net Real Property Equity" in excess of $450,000, an ALTA Permanent Loan Policy-1992 issued on the Closing Date by the Title Insurance Company to the Bank in an amount acceptable to the Bank, insuring such Mortgage(s) to be valid second liens upon the fee title to such Mortgaged Property subject only to permitted exceptions and to customary exceptions for pending disbursements of the Loan ("Title Insurance Policy"). The Title Insurance Policy must specifically insure the Bank for claims and questions related to (i) claims for mechanics' or materialmen's liens; (ii) zoning (by means of the ALTA Endorsement Form 3.1 endorsement which must specifically state that the intended use of the Mortgaged Property is a "permitted use" under the governing zoning ordinance and the improvements and parking lots thereon comply with applicable zoning ordinances); (iii) the location of the land;
         (iv) usury and violations of consumer credit laws; and (v) such other matters as Bank may require. The Title Insurance Company will commit to provide that the Title Insurance Policy when issued will include its ALTA Zoning Endorsement Form 3.1 (including compliance with parking requirements), a creditors' rights endorsement, an access endorsement, a variable rate endorsement, a usury endorsement and its unconditional Comprehensive Endorsement No. 1, or its customary form of like "conformity" endorsement. If the Land consists of more than one subparcel, the Title Insurance Policy must affirmatively insure contiguity.

                  (f) Consents. Consents satisfactory to the Bank from (i) each mortgagee having a Senior Mortgage on a Mortgaged Premises, consenting to the creation of a second mortgage on such Mortgaged Premises and
         (ii) certain ground lessors and other third parties determined by the Bank.

                  (g) Subordination Agreement. A Subordination Agreement, in form and substance acceptable to the Bank, pursuant to which Borrower subordinates the Senior Mortgage Indebtedness and Lien of the Senior Mortgage on the Mortgaged Premises owned by the Ohio Partnership to the prior payment in full of the Obligations.

                  (h) Environment Audits. Copies of Phase I environment audits of each Mortgaged Premises, the results of which reports must be acceptable to Bank.

                  (i)  Environmental   Indemnity  Agreement.   An  Environmental
         Indemnity Agreement acceptable to the Bank made by Borrower in favor of Bank.

                  (j) Financing Statements. Uniform Commercial Code Financing Statements as required by Bank to perfect all security interests created hereunder or under the Mortgages.

                  (k) Collateral Assignment of Cendant Agreement. A Collateral Assignment and Security Agreement, assigning and granting to Bank a security interest in the Cendant Agreement, with the consent/acknowledgement of Cendant to such assignment, in form and substance acceptable to the Bank.

                  (l) Collateral Assignment of Notes, Mortgage and Liens. A Collateral Assignment of Notes, Mortgage and Liens, assigning and granting to Bank a security interest in that certain Mortgage Note of the Ohio Partnership dated as of February 1, 2002, payable to Borrower in the aggregate principal amount of $3,000,000 and the Ohio Mortgage.

                  (m) Insurance Policies. Insurance policies (or binders acceptable to the Bank) with premiums prepaid in companies, forms, amounts and coverage satisfactory to the Bank, identifying the Bank as lender's loss payee or mortgagee's loss payee and as an additional insured and containing waiver of subrogation and mortgage clauses in favor of the Bank. Without limiting the generality of the foregoing, such policies shall include all insurance required to be carried by the Borrower under the Mortgages. The Borrower will also provide casualty insurance against loss and damage by all risks of physical loss or damage, including fire, windstorm, flood, earthquake and other risks covered by the so-called extended coverage endorsement in amounts not less than the full insurable replacement value of all improvements, fixtures and equipment from time to time on the land and bearing a replacement cost agreed amount endorsement.

                  (n) Constitutive Documents. Certified copies of Borrower's and each Obligor's articles of organization and by-laws.

                  (o) Resolutions. Certified resolutions of the board of directors and/or shareholders of the Borrower and each Obligor authorizing the execution, delivery and performance of this Agreement and/or the Loan Documents to which each is a party.

                  (p) Borrower's Attorney's Opinion. An opinion of counsel to the Borrower and each Obligor in form and substance acceptable to the Bank.

                  (q) Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require.

         3.2 Event of Default. Any Event of Default, or any event which, with notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

         3.3 Adverse Changes. A material adverse change in the financial condition or affairs of the Borrower, as determined in the Bank's sole and complete discretion, shall have occurred.

         3.4 Litigation. Any litigation or governmental proceeding shall have been instituted against the Borrower or any of its officers or shareholders which in the discretion of the Bank, reasonably exercised, materially adversely affects the financial condition or continued operation of the Borrower.

         3.5 Representations and Warranties. Any representation or warranty of the Borrower contained herein or in any Loan Document shall be untrue or incorrect in any material way as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

         3.6 Commitment Fee. The Borrower shall have failed to pay to the Bank a commitment fee in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00), on or before the execution of this Agreement by the Bank.

4.       NOTES EVIDENCING LOANS.
         ----------------------

         4.1 Revolving Note. The Revolving Loans and the Letter of Credit Obligations shall be evidenced by a single Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Bank and given in substitution therefor, the "Revolving Note") in the form of Exhibit "A" attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

5.       MANNER OF BORROWING.
         -------------------

         Each Loan shall be made available to the Borrower upon its request, from any Person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. Each Revolving Loan may be advanced either as a Prime Loan or a LIBOR Loan, provided, however, that at any time and from time to time, the Borrower may identify no more than five (5) Revolving Loans which may be LIBOR Loans. A request for a Prime Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan must be (i) received by no later than 11:00 a.m. Chicago, Illinois time, three days before the day it is to be funded, and (ii) in an amount equal to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or a higher integral multiple of One Hundred Thousand and 00/100 Dollars ($100,000.00). If for any reason the Borrower shall fail to select timely an Interest Period for an existing LIBOR Loan, then such LIBOR Loan shall be immediately converted to a Prime Loan on the last Business Day of the then existing Interest Period, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. The proceeds of each Prime Loan or LIBOR Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.

         Each Letter of Credit shall be issued by the Bank upon the execution of the Bank's standard Master Letter of Credit Agreement by the Borrower and the Bank, and the execution and delivery by the Borrower and the acceptance by the Bank, in its sole discretion, of the Bank's standard application for Letter of Credit and the payment by the Borrower of the Bank's fees charged in connection therewith. In addition to all other applicable fees, charges and/or interest payable by the Borrower pursuant to the Master Letter of Credit Agreement or otherwise payable in accordance with the Bank's standard letter of credit fee schedule, all standby Letters of Credit issued under and pursuant to this Agreement shall bear an annual fee equal to one and one-quarter percent (1.25%) of the face amount of such standby Letter of Credit, payable by the Borrower on or before the issuance of such Letter of Credit by the Bank and annually thereafter on the same date unless and until (i) such Letter of Credit has expired or has been returned to the Bank, or (ii) the Bank has paid the beneficiary thereunder the full face amount of such Letter of Credit. All Letters of Credit other than standby Letters of Credit shall bear such fees, costs and interest as charged by the Bank and shall contain such other terms as set forth in the Master Letter of Credit Agreement and the Bank's standard letter of credit fee schedule.

         The Bank is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto.

6.       SECURITY FOR THE OBLIGATIONS.
         ----------------------------

         6.1 Security for Obligations. As security for the payment of the Obligations, the Borrower does hereby pledge, assign, transfer and deliver to the Bank and does hereby grant to the Bank a continuing and unconditional security interest in and to any and all property of the Borrower, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, and the additional collateral referred to in Section 6.2 below, are individually and collectively referred to as the "Collateral"):

                  (a) all property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, affiliate or subsidiary of the Bank or any participant with the Bank in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

                  (b) the additional property of the Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and proceeds therefrom, and all of the Borrower's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

                        (i) All  Accounts  and all Goods  whose  sale,  lease or
                  other disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower, or rejected or refused by an Account Debtor;

                        (ii) All Inventory,  including,  without limitation, raw
                  materials, work-in-process and finished goods;

                        (iii) All Goods (other than Inventory), including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures;

                        (iv) All Software and computer programs;

                        (v)  All  Securities,   Investment  Property,  Financial
                  Assets and Deposit Accounts;

                        (vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health care insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

                        (vii) All insurance  policies and proceeds  insuring the
                  foregoing property or any part thereof, including unearned premiums.

         6.2 Additional Collateral. In addition, the Obligations are also secured by the Mortgages.

         6.3 [INTENTIONALLY OMITTED]

         6.4 Possession and Transfer of Collateral. Until an Event of Default has occurred hereunder, the Borrower shall be entitled to possession or use of the Collateral. The cancellation or surrender of the Note, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations. The Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that (a) the Borrower may sell Inventory in the ordinary course of business and (b) Borrower or any Subsidiary may sell one or more hotel properties in accordance with the provisions of Section 6.11 hereof.

         6.5 Financing Statements. The Borrower shall, at the Bank's request, at any time and from time to time, execute and deliver to the Bank such financing statements, amendments and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of the Bank, free and clear of all Liens and claims and rights of third parties whatsoever (except as otherwise specifically set forth in Section 8 hereof). The Borrower hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail, and (b) contain any other information required by Section 5 of
Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Bank promptly upon request. The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Bank in any jurisdiction prior to the date of this Agreement.

         6.6 Additional Collateral. The Borrower shall deliver to the Bank immediately upon its demand, following the occurrence of an Event of Default, such other collateral as the Bank may from time to time request, should the value of the Collateral, in the Bank's sole and absolute discretion, decline, deteriorate, depreciate or become impaired, and does hereby grant to the Bank a continuing security interest in such other collateral, which, when pledged, assigned and transferred to the Bank shall be and become part of the Collateral. The Bank's security interests in each of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

         6.7 Preservation of the Collateral. The Bank may, but is not required to, take such action from time to time as the Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if it takes such action as the Borrower shall reasonably request in writing; provided, however, that such request shall not be inconsistent with the Bank's status as a secured party, and the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care. In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Bank that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Bank shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

         6.8 Other Actions as to any and all Collateral. The Borrower further agrees to take any other action reasonably requested by the Bank to insure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrower's signature thereon is required therefor, (b) causing the Bank's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the Bank's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank, and (f) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

         6.9 Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Borrower shall promptly notify the Bank thereof, and if requested by the Bank, shall promptly obtain an acknowledgement from the warehouseman or bailee, in form and substance satisfactory to the Bank, that the warehouseman or bailee holds such Collateral for the benefit of the Bank and shall act upon the instructions of the Bank, without the further consent of the Borrower.

         6.10 Partial Release of Mortgaged Premises. Upon the written request of the Borrower at any time and from time to time, the Bank shall execute and deliver to Borrower a release of the Mortgage on any of the Mortgaged Premises so long as no Event of Default shall have occurred and be continuing and upon satisfaction of the following conditions:

                  (a) Borrower or one of its Subsidiaries shall execute and deliver a mortgage for the benefit of the Bank, in form and substance acceptable to the Bank, on a substitute hotel property owned by the Borrower or such Subsidiary satisfactory to the Bank (each a "Substitute Mortgaged Premises");

                  (b) Borrower shall deliver to the Bank an appraisal of such Substitute Mortgaged Premises prepared by an appraiser acceptable to the Bank which discloses a Net Real Property Equity for such Substitute Mortgaged Premises that is substantially equivalent to the Net Real Property Equity for the Mortgaged Premises it replaces;

                  (c) Upon giving effect to the proposed release of the Mortgaged Premises and substitution of the Substitute Mortgaged
         Premises, the aggregate Loan-to-Value Ratio for all hotel properties owned by Borrower or its Wholly-Owned Subsidiaries shall comply with the requirements of Section 10.4 hereof; and

                  (d) Borrower shall pay the Bank a fee of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) for each release executed and delivered to Borrower pursuant to the terms of this Section 6.10.

         In the event that Borrower fails to satisfy the foregoing conditions, the Bank may, in its sole discretion, establish a reserve against the Revolving Loan Commitment in such amount as the Bank shall determine, taking into account the aggregate Net Real Property Equity and the value of other Collateral, all as of such date.

         6.11 Sale of Hotel  Properties.  Without  limiting  the  provisions  of
Section 6.10 above, and so long as no Event of Default shall have occurred and be continuing or, after giving effect to the proposed sale, would occur, with the giving of notice or lapse of time or both, Borrower or any Subsidiary may sell one or more hotel properties in the ordinary course of business subject to satisfaction of the following conditions:

                  (a) Borrower shall give the Bank no less than thirty (30) days' prior written notice of each such sale;

                  (b) Each notice of proposed sale of a hotel property shall include (i) the location and a description of the property being sold,
         (ii) the sales price for the property in question, and (iii) the identity of the buyer; and

                  (c) Upon the written request of the Bank, Borrower shall provide such additional information concerning the transaction as the Bank may thereafter request.

7.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

         To induce the Bank to make the Revolving Loans, the Borrower makes the following representations and warranties to the Bank, each of which shall be true and correct as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:

         7.1 Borrower Organization and Name. The Borrower and each Subsidiary is a corporation duly organized, existing and in good standing under the laws of its state of incorporation, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower and each Subsidiary is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except for the names "AmeriHost Properties, Inc.," "AmeriHost Inn," "AmeriHost Inn and Suites," "AmeriHost Hotel" and "AmeriHost Suites." The Borrower's state issued organizational identification number is 204441.

         7.2 Authorization; Validity. The Borrower and each Subsidiary which is a party to any of the Loan Documents has full right, power and authority to enter into this Agreement and/or each Loan Document to which it is a party, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and each Loan Document to which it is a party. The execution and delivery of this Agreement and/or the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Borrower or any Subsidiary which is a party to any Loan Document. All necessary and appropriate corporate action has been taken on the part of the Borrower and each Subsidiary which is a party to any Loan Document to authorize the execution and delivery of this Agreement and/or the Loan Documents to which it is a party. This Agreement and the Loan Documents to which it is a party are valid and binding agreements and contracts of the Borrower and each Subsidiary which is a party to any Loan Document in accordance with their respective terms.

         7.3 Compliance With Laws. To the best knowledge of Borrower, the nature and transaction of the business and operations of Borrower and each Subsidiary and the use of their respective properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by any of them, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

         7.4 Environmental Laws and Hazardous Substances. The Borrower represents, warrants and agrees with the Bank that (i) to the best knowledge of Borrower, neither the Borrower nor any Subsidiary has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Borrower (whether or not owned by it) or Subsidiary in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) to the best knowledge of Borrower, the operations of the Borrower and each Subsidiary comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder, (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of the Borrower's knowledge, threatened, and the Borrower shall immediately notify the Bank upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrower or any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower or any Subsidiary has transported, stored or disposed of any Hazardous Materials, (iv) to the best knowledge of Borrower, neither the Borrower nor any Subsidiary has any material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material; and (v) without limiting the generality of the foregoing, the Borrower shall, following determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of the Borrower or any Subsidiary in order to avoid any non-compliance, with any Environmental Law, at the Borrower's sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

         7.5 Absence of Breach. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by the Borrower or any Subsidiary in connection with the Loans shall not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective property or assets may be bound.

         7.6 Collateral Representations. The Borrower or, in the case of the Mortgaged Premises, a Subsidiary, is the sole owner of the Collateral, free from any Lien of any kind, other than the Lien of the Bank and the Liens permitted by
Section 8.2 of this Agreement.

         7.7 Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the consolidated financial condition of the Borrower and its Subsidiaries and the consolidated results of the operations for the Borrower and its Subsidiaries as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Borrower to the Bank, there has been no material adverse change in the financial condition or in the consolidated assets or liabilities of the Borrower and its Subsidiaries, or any chances except those occurring in the ordinary course of business.

         7.8 Litigation and Taxes. There is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the best knowledge of the Borrower, threatened, against the Borrower and/or any Subsidiary, which, if adversely determined, would result in any material adverse change in the financial condition or properties, business or operations of the Borrower or Subsidiary. The Borrower and each Subsidiary have duly filed all applicable income or other tax returns and to the best knowledge of Borrower, have paid all income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of the Borrower, threatened in respect of any tax returns of the Borrower or any Subsidiary.

         7.9 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the Loan Documents and neither the Borrower nor any Subsidiary is in default (without regard to grace or cure periods) under any contract or agreement to which it is a party.

         7.10 ERISA Obligations. All Employee Plans of the Borrower and its Subsidiaries meet the minimum funding standards of Section 302 of ERISA where applicable and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. The Borrower and each Subsidiary have promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income

Security Act of 1974 ("ERISA") of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

         7.11 Adverse Circumstances. To the best knowledge of Borrower, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) could adversely affect the validity or priority of the Liens granted to the Bank under the Loan Documents, (b) could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, (c) would constitute a default under any of the Loan Documents, or (d) would constitute such a default with the giving of notice or lapse of time or both.

         7.12 Lending Relationship. The Borrower acknowledges and agrees that the relationship hereby created with the Bank is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Bank represents that it will receive the Note payable to its order as evidence of a bank loan.

         7.13 Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(l)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 .S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrower or any property securing the Loans.

         7.14 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by the Borrower, or any affiliates of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

         7.15 Governmental Regulation. The Borrower and its Subsidiaries are not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

         7.16 Bank  Accounts.  The account  numbers and locations of all Deposit
accounts   and  other  bank   accounts   of  the   Borrower   are  as   follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         7.17 Place of Business. The principal place of business of the Borrower is 2355 S. Arlington Heights Road, Arlington Heights, Illinois 60005 and the Borrower shall promptly notify the Bank of any change in such location. The Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of the Bank, except for Inventory sold in the usual and ordinary course of the Borrower's business.

         7.18 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Bank in connection with or in furtherance of this Agreement by or on behalf of the Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

8.       NEGATIVE COVENANTS.
         ------------------

         8.1 Indebtedness. The Borrower shall not, and shall cause each of its Subsidiaries to not, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

                  (a) the Obligations;

                  (b) endorsement for collection or deposit of any commercial paper secured in the ordinary course of business;

                  (c) obligations of the Borrower or any of its Subsidiaries for taxes, assessments, municipal or other governmental charges;

                  (d) obligations of the Borrower or any of its Subsidiaries for accounts payable, other than for money borrowed, incurred in the ordinary course of business; and

                  (e) obligations, including the Senior Mortgage Indebtedness, existing on the date hereof which are disclosed on the financial statements referred to in Section 7;

                  (f) obligations in respect of Indebtedness issued to refinance the Senior Mortgage Indebtedness (the "Senior Refinancing Indebtedness"); provided, however, that the issuance of such Senior Refinancing Indebtedness shall not cause or result in a violation of any covenant set forth in Section 10;

                  (g) obligations in respect of Indebtedness secured by a Lien on any Other Property developed by Borrower or any Subsidiary after the date of this Agreement; provided that the issuance of such Indebtedness shall not cause or result in a violation of any covenant set forth in
         Section 10;

                  (h) obligations arising under Capital Leases for property acquired (or deemed to be acquired) by the Borrower or any of its Subsidiaries or claims arising from the use or loss of, or damage to, such property; and

                  (i)  Indebtedness  for  Capital  Expenditures   (exclusive  of
         Indebtedness as incurred by a Lien on any Other Property permitted under Section 8.1(g) above) incurred after the date of this Agreement not to exceed One Million and 00/100 Dollars ($1,000,000.00) in the aggregate in any one calendar year.

         8.2 Encumbrances. The Borrower shall not, and shall cause each of its Subsidiaries to not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrower or any Subsidiary, whether owned at the date hereof or hereafter acquired except:

                  (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable;

                  (b) Liens or charges incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (c) Liens arising out of judgments or awards against the Borrower with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

                  (d) pledges or deposits to secure obligations under worker's compensation laws or similar legislation;

                  (e) good faith deposits in connection with lending contracts or leases to which the Borrower is a party;

                  (f) deposits to secure public or statutory obligations of the Borrower;

                  (g) Liens, including the Senior Mortgages, existing on the date hereof and disclosed on the financial statements referred to in
         Section 7;

                  (h) Liens securing obligations permitted under Section 8.1(f),
         Section 8.1(g) and/or Section 8.1(h); and

                  (i) Liens granted to the Bank hereunder.

         Without limiting the generality of the foregoing, Borrower shall not, and shall cause each Subsidiary not to, mortgage or otherwise encumber Borrower's or such Subsidiary's fee or leasehold interest in any Mortgaged Premises or Other Property, except as expressly permitted pursuant to (g) or (h) above or as consented to by the Bank in writing.

         8.3 Investments. The Borrower shall not, and shall cause each Subsidiary to not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except:

                  (a) investments in direct obligations of the United States;

                  (b) investments in certificates of deposit issued by the Bank or any bank with assets greater than One Hundred Million Dollars ($100,000,000.00); or

                  (c) investments in Prime Commercial Paper (for purposes hereof, Prime Commercial Paper shall mean short-term unsecured promissory notes sold by large corporations and rated A-I/P-1 by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Moody's Investment Service, Inc.); or

                  (d) deposits held by the Bank or by any affiliate of ABN AMRO Incorporated.

         8.4 Transfer; Merger. The Borrower shall not, and shall cause each Subsidiary to not, either directly or indirectly, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Promissory Notes, Chattel Paper, Payment Intangibles or Accounts, except that Borrower or any Subsidiary may sell one or more hotel properties in accordance with the provisions of
Section 6.11.

         8.5 Distributions. Except for purchases of Borrower's stock in an amount not to exceed One Million Dollars ($1,000,000.00) in any fiscal year of Borrower, none of which, individually or in the aggregate would cause or result in the occurrence of an Event of Default, the Borrower shall not, either directly or indirectly, purchase or redeem any shares of its stock or, except with the prior written consent of the Bank, declare or pay any dividends (other than stock dividends), whether in cash or otherwise, or set aside any funds for any such purpose or make any distribution to its shareholders.

         8.6 Use of Proceeds. Neither the Borrower nor any of its Subsidiaries or affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Incorporated, an affiliate of the Bank.

         8.7 Bank Accounts. The Borrower shall not, and shall cause each Subsidiary to not, establish any new Deposit accounts or other bank accounts, other than bank accounts established at or with the Bank without the prior written consent of the Bank.

         8.8 Change of Legal Status. Neither the Borrower nor any Subsidiary which is a party to any of the Loan Documents shall change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure without the prior written consent of the Bank.

9.       AFFIRMATIVE COVENANTS.
         ---------------------

         9.1 Compliance with Bank Regulatory Requirements. Upon demand by the Bank, the Borrower shall reimburse the Bank for the Bank's additional costs and/or reductions in the amount of principal or interest received or receivable by the Bank if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve (except reserve requirements taken into account in calculating the Revolving Interest Rate) and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by the Bank or impose on the Bank any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to the Bank of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by the Bank with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans. All Loans shall be deemed to be match funded for the purposes of the Bank's determination in the previous sentence. Notwithstanding the foregoing, the Borrower shall not be required to pay any such additional costs which could be avoided by the Bank with the exercise of reasonable conduct and diligence.

         9.2 Corporate Existence. The Borrower shall, and shall cause each Subsidiary to, at all times preserve and maintain its corporate existence, rights, franchises and privileges, and shall at all times continue as a going concern in the business which the Borrower or such Subsidiary is presently conducting. If the Borrower does not have a state issued identification number and later obtains one, the Borrower shall promptly notify the Bank of such organizational identification number.

         9.3 Maintain Property. The Borrower shall, and shall cause each Subsidiary to, at all times maintain, preserve and keep its plant, properties and Equipment, including, but not limited to, any Collateral, in good repair, working order and condition, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Borrower shall, and shall cause each Subsidiary to, permit the Bank to examine and inspect such plant, properties and Equipment, including, but not limited to, any Collateral, at all reasonable times.

         9.4 Maintain Insurance. The Borrower shall, and shall cause each Subsidiary to, at all times insure and keep insured in insurance companies acceptable to the Bank, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers', public and professional liability risks. Prior to the date of the funding of the Note the Borrower shall deliver to the Bank a certificate setting forth in summary form the nature and extent of the insurance maintained by the Borrower and its Subsidiaries pursuant to this SECTION 9. All such policies of insurance must be satisfactory to the Bank in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Borrower and each Subsidiary, shall identify the Bank as lender's loss payee or mortgagee and as an additional insured. In the event the Borrower either fails to provide the Bank with evidence of the insurance coverage required by this Section or at any time hereafter shall fall to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which the Bank deems advisable. This insurance coverage (i) may, but need not, protect the Borrower's and each Subsidiary's interest in the such property, including, but not limited to the Collateral, and (ii) may not pay any claim made by, or against, the

Borrower or any Subsidiary in connection with such property, including, but not limited to the Collateral. The Borrower may later cancel any such insurance purchased by the Bank, but only after providing the Bank with evidence that the Borrower has obtained the insurance coverage required by this Section. The costs of such insurance obtained by the Bank, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Borrower to the Bank, together with interest at the Default Rate on such amounts until repaid and any other charges by the Bank in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by the Bank in connection with the placement of such insurance may be added to the total Obligations due and owing.

         9.5 Tax Liabilities. The Borrower shall, and shall cause each Subsidiary to, at all times pay and discharge all property and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Borrower and each Subsidiary or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of the Bank.

         9.6 ERISA Liabilities; Employee Plans. The Borrower shall, and shall cause each Subsidiary to, (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Borrower or any Subsidiary; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Bank immediately upon receipt by the Borrower or any Subsidiary of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Bank of the occurrence of any "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

         9.7 Financial Statements. The Borrower shall, and shall cause each Subsidiary to, at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower and its Subsidiaries, including, but not limited to:

                  (a) as soon as available, and in any event, within ninety (90) days after the close of each of its fiscal years, a copy of the annual audited consolidated financial statements of the Borrower and its Subsidiaries, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified by an independent certified public accountant acceptable to the Bank, containing an unqualified opinion; and

                  (b) as soon as available,  and in any event, within forty five
         (45) days following the end of each fiscal quarter, a copy of the consolidated financial statements of the Borrower and its Subsidiaries regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified as accurate by the Borrower.

         No change with respect to such accounting principles shall be made by the Borrower without giving prior notification to the Bank. The Borrower represents and warrants to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the consolidated financial condition of the Borrower and its Subsidiaries. The Bank shall have the right at all times during business hours to inspect the books and records of the Borrower and make extracts therefrom. The Borrower agrees to advise the Bank immediately of any adverse change in the financial condition, the operations or any other status of the Borrower.

         9.8 Supplemental Financial Statements. The Borrower shall immediately upon receipt thereof, provide to the Bank copies of interim and supplemental reports if any, submitted to the Borrower by independent accountants in connection with any interim audit or review of the books of the Borrower or any Subsidiary.

         9.9 Covenant Compliance Report. The Borrower shall, within thirty (30) days after the end of each fiscal quarter, deliver to the Bank (a) a computation in such detail as the Bank shall specify, showing compliance by the Borrower with the covenants set forth in SECTION 10, and (b) a certificate that neither the Borrower nor any Subsidiary is in default under the terms of or has otherwise breached the terms of any of the Senior Mortgages or received any notice(s) with respect to a default or breach of any of the foregoing, in each case certified as accurate by the Borrower.

         9.10 Field Audits. The Borrower shall allow the Bank, at the Borrower's sole expense, to conduct an annual field examination of the Accounts of the Borrower and its Subsidiaries, the results of which must be satisfactory to the Bank in the Bank's sole and absolute discretion.

         9.11 Other Reports. The Borrower shall, within such period of time as the Bank may specify deliver to the Bank such other schedules and reports as the Bank may require.

         9.12 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Bank's Lien in the Collateral.

         9.13 Notice of Proceedings. The Borrower shall, immediately after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to the Bank of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a material effect on the business, property or operations of the Borrower or any Subsidiary.

         9.14 Notice of Default. The Borrower shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

         9.15 Banking Relationship. The Borrower covenants and agrees, at all times during the term of this Agreement, to utilize the Bank as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service, of Borrower and its Subsidiaries.

         9.16 Unused Line Fee. The Borrower agrees to pay to the Bank a non-utilization fee equal to one-fourth (.0.25%) of one percent of the total of
(a) the Revolving Loan Commitment, less (b) the sum of (i) the daily average of the aggregate principal amount of all Revolving Loans outstanding, plus (ii) the daily average of the aggregate amount of the Letter of Credit Obligations, which non-utilization fee shall be (A) calculated on the basis of a year consisting of 360 days, (B) paid for the actual number of days elapsed, and (C) payable quarterly in arrears on the last day of each March, June, September and December, commencing on March 31, 2002, and on the Maturity Date.

10.      FINANCIAL COVENANTS.
         -------------------

         10.1 Tangible Net Worth. As of the end of each of its fiscal quarters, the Borrower and its Subsidiaries shall maintain consolidated Tangible Net Worth in an amount not less than Ten Million Five Hundred Thousand and 00/100 Dollars ($10,500,000.00).

         10.2 Total Liabilities to Worth. As of the end of each of its fiscal quarters, the Borrower and its Subsidiaries shall maintain a Total Liabilities to Worth Ratio of not greater than 3.0 to 1.0.

         10.3 Debt Service Coverage Ratio. As of the end of each of its fiscal quarters, the Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated EBITDA to (b) consolidated Debt Service Charges of not less than
1.50 to 1.0.

         10.4 Aggregate Loan-to-Value Ratio. The Bank may from time to time order reappraisals on any of the Mortgaged Premises and/or appraisals, in form and substance acceptable to the Bank, on any one or more of the Other Properties. At all times, the Borrower and its Subsidiaries shall maintain an aggregate Loan-to-Value Ratio for the Mortgaged Properties and the Other Properties, as determined by the Bank, not exceeding sixty-five percent (65%) and shall maintain Net Real Property Equity of no less than $5,500,000.

         10.5 Aggregate Revenue Per Room. As of the end of each month, aggregate gross room receipts for all hotel properties owned solely by any Wholly Owned Subsidiary shall not have declined as of two consecutive months' end by more than five percent (5%) from the aggregate gross room receipts attributable to the same hotel rooms as of the end of the two (2) immediately preceding fiscal months' end.

11.      EVENTS OF DEFAULT.
         -----------------

         The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default").

         11.1 Nonpayment of Obligations. Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within ten (10) days after notice from the Bank that such amount was not paid when due.

         11.2 Misrepresentation. Any oral or written warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with the Bank shall be false when made or at any time.

         11.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after the Borrower receives notice or knowledge from any source of such failure to perform or default in performance.

         11.4 Default under Loan Documents. A default by Borrower or any Obligor under any of the other Loan Documents, which continues beyond any applicable grace or cure period, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

         11.5 Default under Other Agreements. Any default in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

         11.6 Assignment for Creditors. Any Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Obligor is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Obligor, the Obligor, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty
(30) days after the date of such appointment.

         11.7 Bankruptcy. Any proceeding involving any Obligor, is commenced by or against such Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Obligor, (i) such Obligor, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof.

         11.8 Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor which is not fully covered by insurance, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged.

         11.9 Change in Control. Subject to Section 6.11 hereof, any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Borrower in any Subsidiary.

         11.10 Collateral Impairment. (a) The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged, or (b) the loss, theft, destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence, which loss, deterioration, decline, depreciation, or other source of insecurity or impairment continues for a period of thirty (30) days after the Borrower receives written notice from the Bank. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to do any act deemed necessary by the Bank to preserve and maintain the value and collectability of the Collateral.

12.      REMEDIES.
         --------

         Upon the occurrence of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under either Section 11.6, "Assignment for Creditors", or
Section 11.7, "Bankruptcy", all commitments of the Bank to the Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the

Bank. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

         12.1 Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of the Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store the same in any of the Borrower's premises without cost to the Bank. At the Bank's request, the Borrower will, at the Borrower's sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and the Borrower.

         12.2 Sale of Collateral. The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale. The Bank may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower. The Borrower shall remain liable for any amount remaining unpaid after such application, with interest. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least five (5) calendar days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof.

         12.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition. (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank's exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

         12.4 UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

         12.5 Additional Remedies. The Bank shall have the right and power to:

                  (a) instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

                  (b) enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

                  (c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

                  (d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Note or any of the Obligations;

                  (e) grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Note or any of the Obligations;

                  (f) transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank's nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of said securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or said nominee makes any further transfer of said securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

                  (g) vote the Collateral;

                  (h) make an  election  with  respect to the  Collateral  under
         Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Bank for the Obligations; and

                  (i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank's rights hereunder, under the Note or under any of the other Obligations.

         The Borrower hereby ratifies and confirms whatever the Bank may do with respect to the Collateral and agrees that the Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

         12.6 Attorney-in-Fact. The Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as the Borrower's true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this

Agreement, including, without limitation, endorsing the Borrower's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Bank, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. The Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Borrower hereby ratifies and confirms all that said attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

         12.7 No Marshaling. The Bank shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

         12.8 Application of Proceeds. The Bank will within three (3) business days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys' fees and legal expenses as provided for in SECTION 13 hereof.

         12.9 No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

13.      MISCELLANEOUS.
         -------------

         13.1 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to the Bank under this Agreement or the Bank's rights with respect to the Collateral:

                  (a) acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

                  (b) release by the Bank of all or any part of the Collateral or of any party liable with respect to the Obligations;

                  (c) release, extension, renewal, modification or substitution by the Bank of the Note, or any note evidencing any of the Obligations, or the compromise of the liability of the Obligations; or

                  (d) failure of the Bank to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

         13.2 Entire Agreement. This Agreement (i) is valid, binding and enforceable against the Borrower and the Bank in accordance with its provisions and no conditions exist as to its legal effectiveness; (ii) constitutes the entire agreement between the parties; and (iii) is the final expression of the intentions of the Borrower and the Bank. No promises, either expressed or implied, exist between the Borrower and the Bank, unless contained herein. This Agreement supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

         13.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given.

         13.4 WAIVER OF DEFENSES. THE BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTORS OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT. THE BORROWER WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

         13.5 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

AGREEMENT, THE NOTE OR ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

         13.6 LITIGATION. TO INDUCE THE BANK TO MAKE THE LOANS, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTE[S], ANY OTHER AGREEMENT WITH THE BANK OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE CITY OF CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

         13.7 Assignability. The Bank may at any time assign the Bank's rights in this Agreement, the Note, the Obligations, or any part thereof and transfer the Bank's rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Bank may at any time sell one or more participations in the Loans. The Borrower may not sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Borrower" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

         13.8 Confidentiality. The Borrower and the Bank hereby agree and acknowledge that any and all information relating to the Borrower which is (i) furnished by the Borrower to the Bank (or to any affiliate of the Bank), and
(ii) non-public, confidential or proprietary in nature, shall be kept confidential by the Bank or such affiliate in accordance with applicable law, provided, however, that such information and other credit information relating to the Borrower may be distributed by the Bank or such affiliate to the Bank's or such affiliate's directors, officers. employees, attorneys, affiliates, auditors and regulators, and upon the order of a court or other governmental agency having jurisdiction over the Bank or such affiliate, to any other party. The Borrower and the Bank further agree that this provision shall survive the termination of this Agreement.

         13.9 Binding Effect. This Agreement shall become effective upon execution by the Borrower and the Bank. If this Agreement is not dated or contains any blanks when executed by the Borrower, the Bank is hereby authorized, without notice to the Borrower, to date this

Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

         13.10 Governing Law. This Agreement, the Loan Documents and the Note[S] shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

         13.11 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         13.12 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Note[S], and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Bank, and the Bank has been paid in full. The Bank, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

         13.13 Extensions of Bank's Commitment and Note. This Agreement shall secure and govern the terms of any extensions or renewals of the Bank's commitment hereunder and the Note pursuant to the execution of any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Note.

         13.14 Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

         13.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         13.16 Facsimile Signatures. The Bank is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to the Bank by facsimile, telegraphic or other electronic transmission (each, a "Communication") which the Bank in good faith believes has been signed by Borrower and has been delivered to the Bank by a properly authorized representative of the Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, the Bank shall not be obligated to accept any such

Communication as an original and may in any instance require that an original document be submitted to the Bank in lieu of, or in addition to, any such Communication.

         13.17 Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Bank's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person, and addressed as follows:

                  If to the Borrower:          Arlington Hospitality, Inc.
                                               2355 South Arlington Heights Road
                                               Arlington Heights, Illinois 60005
                                               Attention: Legal Department

                  If to the Bank:              LaSalle Bank National Association
                                               2355 South Arlington Heights Road
                                               Arlington Heights, Illinois 60005
                                               Attention: Alan L. Clark
                                                          First Vice President

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         13.18 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Bank), protect, indemnify and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys' fees and time charges of attorneys who may be employees of the Bank, any parent corporation or affiliated corporation of the Bank), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Bank's rights and remedies under this Agreement, the Loan Documents, the Note[S], any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Bank; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this SECTION 13.18 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.


         IN WITNESS WHEREOF, the Borrower and the Bank have executed this Loan and Security Agreement as of the date first above written.

                                         ARLINGTON HOSPITALITY, INC., a Delaware
                                         corporation
ATTEST:

                                         By:
By:                                      Name:
Name:                                    Title:
Title:


                                         Agreed and accepted:

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         a national banking association


                                         By:
                                         Name:
                                         Title:

                                    EXHIBIT A
                                    ---------

                                 REVOLVING NOTE
                                 --------------

                                                        Chicago, Illinois
$8,500,000.00                                           Dated:  February 1, 2002
                                                        Due:  January 31, 2003

                  FOR VALUE RECEIVED, ARLINGTON HOSPITALITY, INC., a Delaware corporation (together with its respective successors and assigns, individually and collectively, the "Borrower"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,500,000.00), or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower hereunder, on January 31, 2003.

                  This Note constitutes the Revolving Note issued pursuant to a Loan and Security Agreement dated as of February 1, 2002 (the "Loan Agreement") by and between the Borrower and the Bank, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Revolving Loans evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part. In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

                  The unpaid principal shall bear interest from the date hereof until paid as set forth in the Loan Agreement. Interest shall be payable in accordance with the terms of the Loan Agreement.

                  This Note is subject to optional and mandatory prepayment in certain circumstances, all as set forth in the Loan Agreement.

                  In the event that any installment of the principal of, or interest on, this Note, is not paid when due (whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding shall bear interest at an annual rate equal to the Prime Rate (as defined in the Loan Agreement) plus five percent (5%) per annum, from the due date until all overdue amounts have been paid in full.

                  Payments of both principal and interest are to be made in lawful money of the United States of America at the offices of the Bank at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder shall designate in writing to the maker.

                  This Note is secured by a security interest in Collateral (as defined in the Loan Agreement) and by those certain Mortgages (as defined in the Loan Agreement) dated of even date herewith, each made by a Subsidiary (as defined in the Loan Agreement) for the benefit of the Bank.

                  The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. Borrower hereby agrees to pay all reasonable fees and expenses incurred by the Bank or any subsequent holder, including the reasonable fees of counsel, in connection with protection and enforcement of the rights of the Bank or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

                  This Note is binding upon Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois, without regard to conflicts of laws principles.

                  IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

                                                   ARLINGTON HOSPITALITY, INC.
                                                   a Delaware corporation



                                                   By:
                                                   Its:

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into effective as of this ____ day of August, 2002 by and between LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank") and ARLINGTON HOSPITALITY, INC., a Delaware corporation ("Borrower").

                                    RECITALS
                                    --------

         A. Bank and Borrower are parties to that certain Loan and Security Agreement dated as of February 1, 2002, as amended, modified, restated and supplemented from time to time, including by the amendment agreements described below (hereinafter collectively referred to herein as the "Loan Agreement").

         B. Borrower and Bank have agreed to modify the Total Liabilities to Worth covenant set forth in Article 10 of the Loan Agreement.

         C. Borrower has also requested that Bank waive Borrower's prior non-compliance with certain covenant requirements as more specifically described in Section 4 below.

         D. Borrower and Bank are agreeable to such amendments and waiver on the terms set forth herein.

         NOW THEREFORE, in consideration of the premises set forth above and the mutual covenants and promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

SECTION 1.        AMENDMENT TO LOAN AGREEMENT
                  ---------------------------
         Effective as of the date hereof and subject to the conditions set forth herein, Bank and Borrower agree to amend the Loan Agreement as follows:

         1.1. FINANCIAL COVENANTS. Article 10 of the Loan Agreement is hereby amended by deleting Section 10.2 in its entirety and inserting in lieu thereof the following:

                  10.2 TOTAL LIABILITIES TO WORTH. As of the end of each of its fiscal quarters, the Borrower and its Subsidiaries shall maintain a Total Liabilities to Worth Ratio of not greater than the following:

                  Fiscal Quarter Ended                Total Liabilities to Worth
                  --------------------                --------------------------

                  September 30, 2002                          3.50 to 1.0

                  December 31, 2002                           3.20 to 1.0

                  In the event that an extension of the Maturity Date by the Bank beyond the first anniversary of the Closing Date, the maximum ratio of Total Liabilities to Net Worth for each fiscal quarter thereafter shall be 3.0 to 1.0.

SECTION 2.        REPRESENTATIONS AND WARRANTIES
                  ------------------------------

         To  induce  Bank to amend the Loan  Agreement  and to  consider  making
future  loans  thereunder  and  to  provide  the  requested  waivers,   Borrower
represents and warrants to Bank that:

         2.1 COMPLIANCE WITH LOAN AGREEMENT. On the date hereof, Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement, as amended hereby, and no Default or Event of Default has occurred which has not been waived.

         2.2 REPRESENTATIONS AND WARRANTIES. On the date hereof, the representations and warranties set forth in the Loan Agreement are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

         2.3 AUTHORITY OF BORROWER. Borrower has full power and authority to enter into this Amendment, to make the borrowings under the Loan Agreement as amended by this Amendment, and to incur and perform the obligations provided for under the Loan Agreement and this Amendment. No consent of any public authority or regulatory body or any other person or entity is required as a condition to the validity or enforceability of this Amendment.

         2.4 AMENDMENT AS BINDING AGREEMENT. This Amendment constitutes the valid and legally binding obligation of Borrower, fully enforceable against Borrower, in accordance with its terms.

         2.5 NO CONFLICTING AGREEMENTS. The execution and performance by Borrower of this Amendment and the borrowings by Borrower under the Loan Agreement will not (i) violate any provision of law, any order of any court or other agency of government, or (ii) violate any indenture, contract, agreement or other instrument to which Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower.

SECTION 3.        CONDITIONS PRECEDENT
                  --------------------

         The agreement by Bank to amend the Loan Agreement pursuant to the terms of this Amendment is subject to the condition that Borrower shall have paid to Bank a waiver fee in the amount of Ten Thousand and 00/100 Dollars ($10,000.00).

SECTION 4.        WAIVER AND FOREBEARANCE.
                  -----------------------

         4.1 Bank hereby waives Borrower's failure as of June 30, 2002 to be in compliance with its covenant regarding maximum ratio of Total Liabilities to Net Worth as previously set forth in Section 10.2 of the Loan Agreement and any Event of Default created thereby solely as of such date. This shall be a limited waiver and shall not constitute a waiver of any subsequent covenant violations whether of a different or like nature, nor shall it constitute a course of conduct or dealing. Additionally, except as expressly provided herein, this Amendment shall not constitute a waiver of any other defaults of Borrower, and Bank expressly reserves and retains all of its rights and remedies under the Loan Agreement.

SECTION 5.        GENERAL PROVISIONS
                  ------------------

         5.1 Except as amended by this Amendment, the terms and provisions of the Loan Agreement shall remain unchanged and are in all other respects ratified and confirmed and remain in full force and effect.

         5.2 Borrower hereby agrees to pay all out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto (whether or not any borrowings under the Loan Agreement as amended shall be consummated), including, without limitation, the fees and expenses of Bank's counsel, and any filing fees and recordation tax required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

         5.3 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrower under this Amendment are arising and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

         5.4 This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         5.5 On or after the effective date hereof, each reference in the Loan Agreement to this "Agreement", "hereof", or words of like import, shall, unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.

         5.6 The recitals to this Amendment are incorporated herein in their entirety by this reference thereto and deemed to be a part hereof. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings provided in the Loan Agreement.

         IN WITNESS WHEREOF, Borrower has caused this Amendment to be duly executed by its duly authorized officers and Bank has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.

                               BORROWER:    ARLINGTON HOSPITALITY, INC.
                                            By:
                                            Title:
                                            ATTEST:

                               BANK:        LASALLE BANK NATIONAL ASSOCIATION
                                            By:

                                            Title:

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into effective as of this 10th day of December, 2002 by and between LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank") and ARLINGTON HOSPITALITY, INC., a Delaware corporation ("Borrower").

                                    RECITALS
                                    --------

         A. Bank and Borrower are parties to that certain Loan and Security Agreement dated as of February 1, 2002 (the "Original Agreement"), which Original Agreement was amended by that certain First Amendment to Loan and Security Agreement dated as of August 9, 2002 (the "First Amendment") (the Original Agreement, as amended by the First Amendment, as the same may be amended, modified, restated and supplemented from time to time, including by the amendments described below is collectively referred to herein as the "Loan Agreement".

         B. Borrower and Bank do desire to further amend the Loan Agreement for the purpose of extending the maturity of the Revolving Loan and establishing certain reserves.

         C. Borrower and Bank are agreeable to such amendments on the terms set forth herein.

         NOW THEREFORE, in consideration of the premises set forth above and the mutual covenants and promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

SECTION 1.        AMENDMENT TO LOAN AGREEMENT
                  ---------------------------

         Effective as of the date hereof and subject to the conditions set forth herein, Bank and Borrower agree to amend the Loan Agreement as follows:

         1.1.  SECTION  1.1.  The  definition  of  "Maturity  Date" set forth in
Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition inserted in substitution therefore:

                  "Maturity Date" shall be April 30, 2003, unless extended by the Bank pursuant to any modification, extension or renewal note executed by Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.

         1.2 SECTION 2.1(A). There shall be added to Section 2.1(a) of the Loan Agreement the following new sentence:

         Notwithstanding any other provision hereof to the contrary and without prejudice to the Bank's right to establish additional reserves, upon written notice to Borrower stating the amount of the reserve so established, in connection with the sale by Borrower of other Mortgaged

         Premises or otherwise from time to time hereafter, (i) Borrower has notified the Bank of the pending sales of certain Mortgaged Premises located in Middleton, Ohio and Vicksburg, Mississippi, (ii) Borrower and the Bank acknowledge and agree that the Bank will establish reserves in the amounts of $1,200,000 and $843,859, respectively, by reason of the decline(s) in Net Real Property Equity in connection with the sales of such Mortgaged Premises and (iii) Revolving Loan Availability will be reduced by the amount of reserves from the date(s) of such sale(s) through the Maturity Date unless otherwise agreed by the Bank, in its sole and absolute discretion.

SECTION 2.        REPRESENTATIONS AND WARRANTIES
                  ------------------------------

         To induce Bank to amend the Loan Agreement, Borrower represents and warrants to Bank that:

         2.1 COMPLIANCE WITH LOAN AGREEMENT. On the date hereof, Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement, as amended hereby, and no Default or Event of Default has occurred which has not been waived.

         2.2 REPRESENTATIONS AND WARRANTIES. On the date hereof, the representations and warranties set forth in the Loan Agreement are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

         2.3 AUTHORITY OF BORROWER. Borrower has full power and authority to enter into this Amendment, to make the borrowings under the Loan Agreement as amended by this Amendment, and to incur and perform the obligations provided for under the Loan Agreement and this Amendment. No consent of any public authority or regulatory body or any other person or entity is required as a condition to the validity or enforceability of this Amendment.

         2.4 AMENDMENT AS BINDING AGREEMENT. This Amendment constitutes the valid and legally binding obligation of Borrower, fully enforceable against Borrower, in accordance with its terms.

         2.5 NO CONFLICTING AGREEMENTS. The execution and performance by Borrower of this Amendment and the borrowings by Borrower under the Loan Agreement will not (i) violate any provision of law, any order of any court or other agency of government, or (ii) violate any indenture, contract, agreement or other instrument to which Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower.

SECTION 3.        EFFECTIVENESS
                  -------------

         This Amendment shall be effective as of the date hereof, but only when the Borrower shall have received each of the following:

         (a) An original of this Amendment which has been signed by Borrower and the Bank;

         (b) A duly executed Substitute Revolving Note in the form of Exhibit A;

         (c) Certified copies of resolutions of the Board of Directors of Borrower, authorizing the execution, delivery and performance of this Amendment and the Substitute Revolving Note;

         (d) A certificate of the Secretary of Borrower certifying the names of the officer(s) of Borrower authorized to sign this Amendment and the Substitute Revolving Note; and

         (e) The sum of Ten Thousand Dollars ($10,000.00) as Bank's fee for such extension.

SECTION 4.        GENERAL PROVISIONS
                  ------------------

         4.1 Except as amended by this Amendment, the terms and provisions of the Loan Agreement shall remain unchanged and are in all other respects ratified and confirmed and remain in full force and effect.

         4.2 Borrower hereby agrees to pay all out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto (whether or not any borrowings under the Loan Agreement as amended shall be consummated), including, without limitation, the fees and expenses of Bank's counsel, and any filing fees and recordation tax required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

         4.3 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrower under this Amendment are arising and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

         4.4 This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         4.5 On or after the effective date hereof, each reference in the Loan Agreement to this "Agreement", "hereof", or words of like import, shall, unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.

         4.6 The recitals to this Amendment are incorporated herein in their entirety by this reference thereto and deemed to be a part hereof. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings provided in the Loan Agreement.

         IN WITNESS WHEREOF, Borrower has caused this Amendment to be duly executed by its duly authorized officers and Bank has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.

                               BORROWER:      ARLINGTON HOSPITALITY, INC.
                                       By:
                                              Title:
                                              ATTEST:

                               BANK:          LASALLE BANK NATIONAL ASSOCIATION
                                       By:

                                              Title:

                                    EXHIBIT A

                            SUBSTITUTE REVOLVING NOTE
                            -------------------------

                                                       Chicago, Illinois
$8,500,000.00                                          Dated:  December 10, 2002
                                                       Due:  April 30, 2003

                  FOR VALUE RECEIVED, ARLINGTON HOSPITALITY, INC., a Delaware corporation (together with its respective successors and assigns, individually and collectively, the "Borrower"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,500,000.00), or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower hereunder, on April 30, 2003.

                  This Substitute Revolving Note constitutes the Substitute Revolving Note issued pursuant to a Second Amendment to Loan and Security Agreement dated as of December 10, 2002, which amended that certain Loan and Security Agreement dated as of February 1, 2002, as amended by a certain First Amendment to Loan and Security Agreement dated as of August 9, 2002 (collectively, the "Loan Agreement"), by and between the Borrower and the Bank, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Revolving Loans evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part, but shall not constitute payment of the Revolving Note dated as of February 1, 2002 or constitute a novation thereof. In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

                  The unpaid principal shall bear interest from the date hereof until paid as set forth in the Loan Agreement. Interest shall be payable in accordance with the terms of the Loan Agreement.

                  This Substitute Revolving Note is subject to optional and mandatory prepayment in certain circumstances, all as set forth in the Loan Agreement.

                  In the event that any installment of the principal of, or interest on, this Substitute Revolving Note is not paid when due (whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding shall bear interest at an annual rate equal to the Prime Rate (as defined in the Loan Agreement) plus five percent (5%) per annum, from the due date until all overdue amounts have been paid in full.

                  Payments of both principal and interest are to be made in lawful money of the United States of America at the offices of the Bank at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder shall designate in writing to the maker.

                  This Note is secured by a security interest in Collateral (as defined in the Loan Agreement) and by those certain Mortgages (as defined in the Loan Agreement) dated of even date herewith, each made by a Subsidiary (as defined in the Loan Agreement) for the benefit of the Bank.

                  The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. Borrower hereby agrees to pay all reasonable fees and expenses incurred by the Bank or any subsequent holder, including the reasonable fees of counsel, in connection with protection and enforcement of the rights of the Bank or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

                  This Substitute Revolving Note is binding upon Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Substitute Revolving Note is made under and governed by the laws of the State of Illinois, without regard to conflicts of laws principles.

                  IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

                                                     ARLINGTON HOSPITALITY, INC.
                                                     a Delaware corporation



                                                     By:
                                                     Its:

                            SUBSTITUTE REVOLVING NOTE

                                                       Chicago, Illinois
$8,500,000.00                                          Dated:  December 10, 2002
                                                       Due:  April 30, 2003

                  FOR VALUE RECEIVED, ARLINGTON HOSPITALITY, INC., a Delaware corporation (together with its respective successors and assigns, individually and collectively, the "Borrower"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,500,000.00), or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower hereunder, on April 30, 2003.

                  This Substitute Revolving Note constitutes the Substitute Revolving Note issued pursuant to a Second Amendment to Loan and Security Agreement dated as of December 10, 2002, which amended that certain Loan and Security Agreement dated as of February 1, 2002, as amended by a certain First Amendment to Loan and Security Agreement dated as of August 9, 2002 (collectively, the "Loan Agreement"), by and between the Borrower and the Bank, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Revolving Loans evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part, but shall not constitute payment of the Revolving Note dated as of February 1, 2002 or constitute a novation thereof. In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

                  The unpaid principal shall bear interest from the date hereof until paid as set forth in the Loan Agreement. Interest shall be payable in accordance with the terms of the Loan Agreement.

                  This Substitute Revolving Note is subject to optional and mandatory prepayment in certain circumstances, all as set forth in the Loan Agreement.

                  In the event that any installment of the principal of, or interest on, this Substitute Revolving Note is not paid when due (whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding shall bear interest at an annual rate equal to the Prime Rate (as defined in the Loan Agreement) plus five percent (5%) per annum, from the due date until all overdue amounts have been paid in full.

                  Payments of both principal and interest are to be made in lawful money of the United States of America at the offices of the Bank at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder shall designate in writing to the maker.

                  This Note is secured by a security interest in Collateral (as defined in the Loan Agreement) and by those certain Mortgages (as defined in the Loan Agreement) dated of even date herewith, each made by a Subsidiary (as defined in the Loan Agreement) for the benefit of the Bank.

                  The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. Borrower hereby agrees to pay all reasonable fees and expenses incurred by the Bank or any subsequent holder, including the reasonable fees of counsel, in connection with protection and enforcement of the rights of the Bank or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

                  This Substitute Revolving Note is binding upon Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Substitute Revolving Note is made under and governed by the laws of the State of Illinois, without regard to conflicts of laws principles.

                  IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

                                                     ARLINGTON HOSPITALITY, INC.
                                                     a Delaware corporation



                                                     By:
                                                          ----------------------
                                                     Its:
                                                          ----------------------